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                             MAR MAR REALTY TRUST

                     ARTICLES OF AMENDMENT AND RESTATEMENT




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                               TABLE OF CONTENTS



ARTICLE I THE TRUST..........................................................1
            Section 1.  Name.................................................1
            Section 2.  Resident Agent.......................................2
            Section 3.  Nature of Trust......................................2
            Section 4.  Powers and Purposes..................................2
            Section 5.  Conflicts of Interest................................2

ARTICLE II SHARES............................................................3
            Section 1.  Shares of Beneficial Interest........................3
            Section 2.  Sale of Shares.......................................3
            Section 3.  Dividends and Distributions..........................4
            Section 4.  General Nature.......................................4
            Section 5.  Acquired Shares......................................4
            Section 6.  Transferability......................................5
            Section 7.  Transfer Restrictions and Ownership Limitations......5
            Section 8.  Exemptions from Certain Provisions of Maryland Law..17

ARTICLE III SHAREHOLDERS....................................................18
            Section 1.  Meetings............................................18
            Section 2.  Voting..............................................18
            Section 3.  Distributions.......................................18
            Section 4.  Annual Report.......................................19
            Section 5.  Nonliability and Indemnification....................19
            Section 6.  Notice of Nonliability..............................19

ARTICLE IV THE TRUSTEES.....................................................20
            Section 1.  Number, Qualification, Compensation and Term........20
            Section 2.  Resignation, Removal and Death......................21
            Section 3.  Vacancies...........................................21
            Section 4.  Successor Trustees..................................21
            Section 5.  Meetings and Action Without a Meeting...............21
            Section 6.  Powers..............................................22
            Section 7.  Right to Own Shares.................................22
            Section 8.  Transactions with Trust.............................22
            Section 9.  Persons Dealing with Trustees.......................23
            Section 10.  Administrative Powers..............................23

ARTICLE V TERMINATION AND DURATION..........................................23
            Section 1.  Termination.........................................23
            Section 2.  Organization as a Corporation.......................24


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            Section 3.  Merger, Consolidation or Sale.......................24
            Section 4.  Duration............................................24

ARTICLE VI AMENDMENTS.......................................................24
            Section 1.  Amendment by Shareholders...........................24
            Section 2.  Amendment by Trustees...............................24

ARTICLE VII MISCELLANEOUS...................................................24
            Section 1.  Construction........................................25
            Section 2.  Headings for Reference Only.........................25
            Section 3.  Applicable Law......................................25
            Section 4.  Certifications......................................25
            Section 5.  Severability........................................25
            Section 6.  Bylaws..............................................26
            Section 7.  Recording...........................................26

ARTICLE VIII LIMITATION OF LIABILITY AND INDEMNIFICATION....................26
            Section 1.  Limitation of Liability of Trustees, Officers and
                          Employees.........................................26
            Section 2.  Indemnification of Trustees, Officers and Employees.26
            Section 3.  Insurance...........................................27



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                             MAR MAR REALTY TRUST

                     ARTICLES OF AMENDMENT AND RESTATEMENT

      These Articles of Amendment and Restatement of Mar Mar Realty Trust are made as of _________________, 1998 by the undersigned Trustees and amend and restate in its entirety the Declaration of Trust dated April 14, 1998.

                                   RECITALS

      1. The Trust is a real estate investment trust under the laws of the State of Maryland.

      2. The Trustees desire that the Trust qualify as a "real estate investment trust" under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8").

      3. The beneficial interests in the Trust are divided into transferable shares of one or more classes of shares of beneficial interest evidenced by certificates.

      4. These Articles of Amendment and Restatement have been advised by the Board of Trustees and approved by the vote of shareholders of the Trust in the manner provided by Maryland law.

      5. The following provisions are all the provisions of the Declaration of Trust currently in effect and as hereinafter amended:

                              ARTICLE I THE TRUST

      SECTION 1.  NAME.

      (a)   The name of the Trust is

                            "Mar Mar Realty Trust."

      So far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under such name, which name shall not refer to the Trustees individually or personally or to the beneficiaries or Shareholders of the Trust, or to any officers, employees or agents of the Trust. Under circumstances in which the Board determines that the use of the name "Mar Mar Realty Trust" is not practicable, legal or convenient, it may as appropriate use some other suitable designation, or it may adopt another name under which the Trust may hold property or operate in any jurisdiction, which name shall not, to the knowledge of the Board, refer to beneficiaries or Shareholders of the Trust.

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      (b) Legal title to all of the properties of the Trust shall be transferred to, vested in and held by the Trust in its own name, except that the Board shall have the power to cause legal title to any property of the Trust to be held by and/or in the name of one or more of the Trustees, or any other person as nominee, on such terms, in such manner and with such powers as the Board may determine, provided that the interest of the Trust therein is, in the judgment of the Board, appropriately protected.

      (c) The Trust shall have the authority to operate under an assumed name or names in such state or states or any political subdivision thereof where it would not be legal, practical or convenient to operate in the name of the Trust. The Trust shall have the authority to file such assumed name certificates or other instruments in such places as may be required by applicable law to operate under such assumed name or names.

      SECTION 2. RESIDENT AGENT. The name and address of the resident agent of the Trust in the State of Maryland is The Corporation Trust Inc., 300 East Lombard Street, Baltimore, Maryland 21202. The principal office of the Trust is 6407 Idlewild Road, Building 2, Suite 111, Charlotte, North Carolina 28212. The Trust may have such other offices or places of business within or without the State of Maryland as the Board may from time to time determine.

      SECTION 3. NATURE OF TRUST. The Trust is a real estate investment trust within the meaning of Title 8. The Trust is not intended to be, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, joint venture, joint stock association or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code). The Shareholders shall be beneficiaries in such capacity in accordance with the rights conferred on them hereunder.

      SECTION 4. POWERS AND PURPOSES. The Trust is formed pursuant to the provisions of, and shall have all of the powers provided in, Title 8, as it may be amended from time to time, and shall have such additional powers as are not inconsistent with, and are appropriate with respect to, the purposes of the Trust as set forth in this Declaration of Trust. The purposes of the Trust are to purchase, hold, lease, manage, sell, exchange, develop, subdivide, improve and invest in real property and interests in real property and to invest in notes, bonds and other obligations secured by mortgages on real property, and in general, to do all other things in connection with the foregoing and to have and exercise all powers conferred by Maryland law on real estate investment trusts formed under Maryland law, and to do any or all of the things set forth herein to the same extent as natural persons might or could do. In addition, it is intended that the business of the Trust shall be conducted so that the Trust will qualify (so long as such qualification, in the opinion of the Board, is advantageous to the Shareholders) as a "real estate investment trust" as defined in the Code.

      SECTION 5. CONFLICTS OF INTEREST. Any transactions between the Trust and any Trustee or any affiliates of a Trustee shall be approved by a majority of the Trustees not otherwise interested in such transactions.


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                               ARTICLE II SHARES

      SECTION 1.  SHARES OF BENEFICIAL INTEREST.

      (a) The units into which the beneficial interests in the Trust shall be divided shall be designated as shares of beneficial interest ("Shares"). The Trust has authority to issue 100,000,000 common shares of beneficial interest, $1.00 par value per share ("Common Shares"). Ownership of Shares shall be evidenced by certificates in such form as shall be determined by the Board from time to time in accordance with Maryland law. The owners of the Shares, who are the beneficiaries of the Trust, shall be designated as "Shareholders". If shares of one class are classified or reclassified into shares of another class of shares pursuant to this Article II, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of beneficial interest of all classes that the Trust has the authority to issue shall not be more than the total number of shares of beneficial interest set forth in the second sentence of this paragraph. The Trustees may amend this Declaration of Trust, without shareholder consent, to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has the authority to issue. Subject to the provisions of Section 7 of this
Article II, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The consideration paid for the issuance of Shares shall be determined by the Board and shall consist of any consideration for which shares of stock of a corporation could be issued under the Maryland General Corporation Law. Shares shall not be issued until the full amount of the consideration has been received by the Trust. The Board may authorize Share dividends or Share splits. All Shares issued hereunder shall be, when issued, fully paid, and no assessment shall ever be made on the Shareholders.

      (b) The Board may classify or reclassify any unissued Shares from time to time and, subject to the provisions of Section 7 of this Article II and subject to the express terms of any class or series of shares then outstanding, may set or change, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of the Shares and may cause the Trust to the articles supplementary pursuant to Maryland law. The Board is authorized to cause the Trust to issue from the authorized but unissued Shares of the Trust preferred Shares in classes or series and to establish from time to time the number of preferred Shares to be included in each such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms and conditions of redemption of the Shares of each series.

      SECTION 2. SALE OF SHARES. The Board, in its discretion, may from time to time issue or sell or contract to issue or sell, Shares, including Shares acquired and held by the Trust, to such party or parties and for such consideration, as allowed by Maryland law, at such time or times, and on such terms as the Board may deem appropriate. In connection with any issuance of Shares, the Board, in its discretion, may provide for the issuance of fractional Shares or may

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provide for the issuance of scrip for fractions of Shares and determine the terms of such scrip, including, without limiting the generality of the foregoing, the time within which any such scrip must be surrendered in exchange for Shares and the right, if any, of holders of scrip upon the expiration of the time so fixed to receive proportional distributions, and the right, if any, to redeem scrip for cash, or the Board may, in its discretion, or if it sees fit at the option of each holder, provide in lieu of scrip for the adjustment of fractions in cash. Except as may be provided in any agreement between the Trust and any of its Shareholders, the Shareholders shall have no preemptive rights of any kind whatsoever (preemptive rights hereby defined as including, without limitation, the right to purchase or subscribe for or otherwise acquire any Shares of the Trust of any class, whether now or hereafter authorized, or any securities or obligations convertible into or exchangeable for, or any right, warrant or option to purchase such Shares, whether or not such Shares are issued and/or disposed of for cash, property or other consideration of any kind).

      SECTION 3. DIVIDENDS AND DISTRIBUTIONS. The Board may from time to time authorize the payment to shareholders of such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board in its sole discretion shall determine, including dividends and distributions necessary for the Trust to qualify as a real estate investment trust under the Code; however shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board pursuant to this Section 3 of
Article II shall be subject to the provisions of any class or series of Shares at the time outstanding. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

      SECTION 4. GENERAL NATURE. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust. The legal ownership of the property of the Trust and the right to conduct the business of the Trust are vested exclusively in the Trustees; the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of its property. The death of a Shareholder shall not terminate the Trust or give his or her heir or legal representative any rights against other Shareholders, the Trustees or the Trust property, except the right, exercised in accordance with applicable provisions of the Bylaws, to receive a new certificate for Shares in exchange for the certificate held by the deceased Shareholder.

      SECTION 5. ACQUIRED SHARES. The Trust may repurchase or otherwise acquire its own Shares at such price or prices as may be determined by the Board, and for such purpose the Trust may create and maintain such reserves as are deemed necessary and proper. Shares issued hereunder and purchased or otherwise acquired for the account of the Trust shall not, so long as they belong to the Trust, either receive distributions (except that they shall be entitled to receive

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distributions payable in Shares of the Trust) or be voted at any meeting of the
Shareholders. Such Shares may, in the discretion of the Board, be disposed of by the Board at such time or times, to such party or parties, and for such consideration, as the Board may deem appropriate or may be returned to the status of authorized but unissued Shares of the Trust.

      SECTION 6. TRANSFERABILITY. Shares in the Trust shall be transferable (subject to the provisions of Section 7 of this Article II) in accordance with the procedure prescribed from time to time in the Bylaws. The persons in whose name the Shares are registered on the books of the Trust shall be deemed the absolute owners thereof and may be treated as the record holders thereof by the Trust. Until a transfer is effected on the books of the Trust, the Board shall not be affected by any notice, actual or constructive, of any transfer. Any issuance, redemption or transfer of Trust Shares which would operate to disqualify the Trust as a REIT shall be null and void AB INITIO.

      SECTION 7.  TRANSFER RESTRICTIONS AND OWNERSHIP LIMITATIONS.

      (a) DEFINITIONS. For purposes of this Section 7, the following terms shall have the following meanings:

      "Adoption Date" shall mean the date upon which these Articles of Amendment and Restatement are accepted for record by the State Department of Assessments and Taxation of Maryland.

      "Beneficial Ownership" shall mean ownership of Shares by a Person as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have correlative meanings.

      "Charitable Beneficiary" shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) and 501(c)(3) of the Code and appointed by the Board to be the beneficiary or beneficiaries of the Excess Share Trust.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Constructive Ownership" shall mean ownership of Shares by a Person who would be treated as an owner of such Shares, either directly or constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner", "Constructively Owns", "Constructively Owning" and
"Constructively Owned" shall have correlative meanings.

      "Excess Shares" shall mean Shares which are automatically transferred to the Excess Shares Trust pursuant to subsection (c) of this Section 7.


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      "Excess Share Trust" shall mean the trust created pursuant to subsection
(n) of this Section 7.

      "Excess Share Trustee" shall mean a person, who shall be unaffiliated with the Trust, any Purported Beneficial Transferee and any Purported Record Transferee, appointed by the Board to serve as the trustee of the Excess Share Trust.

      "Excluded Holder" shall mean Mr. O. Bruton Smith and his affiliates, successors or assignees or any other shareholder of the Trust for whom an Excluded Holder Limit is created by the Board pursuant to subsection (k) this
Section 7. However, an affiliate, successor or assignee of Mr. O. Bruton Smith shall be treated as an Excluded Holder only if Mr. O. Bruton Smith obtains an opinion of counsel that any ownership of Shares by such affiliate, successor or assignee will not jeopardize the status of the Trust as a REIT.

      ["Excluded Holder Limit" shall mean ______________________.]

      "Market Price" shall mean the last reported sales price regular way, reported on the New York Stock Exchange (the "NYSE") for Shares on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price for Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Board.

      "Ownership Limit" shall initially mean 9.8 %, in number or value of the outstanding Shares, and, after any adjustment as set forth in subsection (i) of this Section 7, shall mean such lesser or greater percentage in number or value of the outstanding Shares as so adjusted. The number and value of the outstanding Shares of the Trust shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

      "Person" shall mean an individual, corporation, limited liability company, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which the Excluded Holder Limit applies; but does not include an underwriter which participates in a public offering of the Shares (or rights to acquire Shares) for a period of 30 days following the purchase by such underwriter of the Shares, provided that the ownership of Shares by such underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code and would not otherwise result in the Trust failing to qualify as a REIT.

      "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which is void AB INITIO under subsections (b)(i) through
(b)(vii) of this Section 7, or which

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involves shares automatically transferable into Excess Shares, as defined in subsection (c) of this Section 7, the beneficial holder of the Shares, if such Transfer had been valid under subsection (b) of this Section 7.

      "Purported Record Transferee" shall mean, with respect to any purported Transfer which results is void ab initio under subsection (b)(1) through
(b)(vii) of this Section 7, or which involves shares automatically transferable into Excess Shares, as defined in subsection (c) of this Section 7, the record holder of the Shares, if such Transfer had been valid under subsection (b) of this Section 7.

      "REIT" shall mean a real estate investment trust under Section 856 of the Code.

      "REIT Provisions of the Code" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

      "Related Tenant Limit" shall mean 9.8% in value of the outstanding Shares of the Trust.

      "Related Tenant Owner" shall mean any Constructive Owner who also owns, directly or indirectly, an interest in a Tenant, which interest is equal to or greater than (i) 9.8 % of the combined voting power of all classes of stock of such Tenant, (ii) 9.8 % of the total number of shares of all classes of stock of such Tenant or (iii) if such Tenant is not a corporation, 9.8 % of the assets or net profits of such Tenant, in each case only if such ownership would cause the Trust to fail the 95% gross income test set forth in Section 856(c)(2) of the Code or the 75% gross income test set forth in Section 856(c)(3) of the Code.

      "Restriction Termination Date" shall mean the first day after the Adoption Date on which the Board determines that it is no longer in the best interests of the Trust to continue to qualify as a REIT or that the restrictions on ownership set forth herein are no longer required for the Trust to qualify as a REIT.

      "Shares" shall mean the shares of beneficial interest of the Trust, whether now authorized and issued or as may be authorized and issued from time to time pursuant to this Article II.

      "Tenant" shall mean any tenant (including a subtenant) of (i) the Trust,
(ii) a subsidiary of the Trust which is deemed to be a "qualified REIT subsidiary" under Section 856(i)(2) of the Code or (iii) a partnership or limited liability company in which the Trust or one or more of its qualified REIT subsidiaries is a partner or a member.

      "Transfer" shall mean any, issuance, sale, transfer, gift, assignment, devise or other disposition of Shares (including (i) the granting or exercise of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, but

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excluding the exchange of Units, debt or any security of the Trust for Shares and (iii) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

      "Units" shall mean units of any partnership which are convertible into or exchangeable for Shares.

      (b)   OWNERSHIP LIMITATION.

            (i) Except as provided in subsections (k) and (t) of this Section 7 and subject to subsection (b)(viii) of this Section 7, from the Adoption Date until the Restriction Termination Date, no Person (other than an Excluded Holder) shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit.

            (ii) Except as provided in subsections (k) and (t) of this Section 7 and subject to subsection (b)(viii) of this Section 7, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in any Person (other than an Excluded Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab INITIO as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

            (iii) Except as provided in subsections (k) and (t) of this Section 7 and subject to subsection (b)(viii) of this Section 7, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in any Excluded Holder Beneficially Owning Shares in excess of the applicable Excluded Holder Limit shall be void ab INITIO as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Excluded Holder in excess of the applicable Excluded Holder Limit; and such Excluded Holder shall acquire no rights in such Shares.

            (iv) Except as provided in subsections (k) and (t) of this Section 7 and subject to subsection (b)(viii) of this Section 7, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in the Shares being beneficially owned (as provided in Section 856(a) of the Code) by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of such Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Shares.

            (v) Except as provided in subsection (k) of this Section 7 and subject to subsection (b)(viii) of this Section 7, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of the Shares

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which would cause the Trust to be "closely held" within the meaning of Section
856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

            (vi) Subject to subsection (b)(viii) of this Section 7, from the Adoption Date until the Restriction Termination Date, any Transfer of Shares which, if effective, would result in any Related Tenant Owner Constructively Owning Shares in excess of the Related Tenant Limit shall be void AB INITIO as to the Transfer of such Shares which would be otherwise Constructively Owned by such Related Tenant Owner in excess of the Related Tenant Limit, and the intended transferee shall acquire no rights in such Shares.

            (vii) Subject to subsection (b)(viii) of this Section 7, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in the disqualification of the Trust as a REIT by virtue of actual, Beneficial or Constructive Ownership of Shares shall be void AB INITIO as to such portion of the Transfer resulting in the disqualification, and the intended transferee shall acquire no rights in such Shares.

            (viii) Nothing contained in this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Section 7 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 7.

      (c)   EXCESS SHARES.

            (i) If, notwithstanding the other provisions contained in this
Section 7, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer which is not void AD INITIO pursuant to subsection (b) of this Section 7 such that (i) any Person (other than an Excluded Holder) would Beneficially Own Shares in excess of the applicable Ownership Limit or (ii) any Excluded Holder would Beneficially Own Shares in excess of the applicable Excluded Holder Limit, then, except as otherwise provided in subsection (k) of this Section 7, such Excess Shares directly owned by such Person or Excluded Holder, as the case may be, shall be automatically transferred to the Excess Shares Trust until such Person or Excluded Holder, as the case may be, does not own Shares in excess of the applicable Ownership Limit or Excluded Holder Limit. Such automatic transfer shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after the automatic transfer to the Excess Shares Trust of all of the Shares owned directly by a Person or Excluded Holder, such Person or Excluded Holder still owns Shares in excess of the applicable Ownership Limit or Excluded Holder Limit, Shares owned by such Person or Excluded Holder constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, shall be automatically transferred to the Excess Shares Trust until such Person or Excluded Holder, as the case may be, does not own Shares in excess of the applicable Ownership Limit or Excluded Holder Limit. If such Person or Excluded Holder owns Shares constructively through one or more Persons and the Shares held by such other Persons must be automatically transferred to the Excess Shares Trust, the automatic transfer of Excess Shares by

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such other Persons shall be pro rata. However, if such Person owns Shares constructively through an Excluded Holder, the Excluded Holder shall not have to automatically transfer its Shares for Excess Shares and the automatic transfer shall be pro rata among the other Persons.

            (ii) If, notwithstanding the other provisions contained in this
Section 7, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer of Shares or any sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect Shareholder of the Trust which is not void AB INITIO pursuant to subsection (b) of this Section 7 and which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then any Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically transferred to the Excess Shares Trust and such Excess Shares shall be treated as provided in this Section 7. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after the transfer of any such Excess Shares, the Trust is still "closely held" within the meaning of Section 856(h) of the Code, the Shares owned directly by any individual whose Beneficial Ownership of Shares in the Trust increased as a result of the sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect Shareholder of the Trust or any other event and who is one of the five individuals who caused the Trust to be "closely held" within the meaning of Section 856(h) of the Code, shall be deemed to automatically transfer such Shares to the Excess Shares Trust until the Trust is not "closely held" within the meaning of Section 856(h) of the Code. If similarly situated individuals exist, the transfer shall be pro rata. If, after applying the foregoing provisions the Trust is still "closely held" within the meaning of Section 856(h) of the Code, then any Shares constructively owned by such individuals shall be automatically transferred (other than Shares held by an Excluded Holder), on a pro rata basis among similarly situated individuals, until the Trust is not "closely held" within the meaning of Section 856(h) of the Code.

            (iii) If, at any time after the Adoption Date until the Restriction Termination Date, an event other than a purported Transfer (an "Event") occurs which would (i) cause any Person (other than an Excluded Holder) to Beneficially Own Shares in excess of the Ownership Limit or (ii) cause an Excluded Holder to Beneficially Own Shares in excess of the Excluded Holder Limit, then, except as otherwise provided in subsection (k) of this Section 7, Shares Beneficially Owned by such Person or Excluded Holder, as the case may be, shall be automatically transferred to the Excess Shares Trust to the extent necessary to eliminate such excess ownership. Such automatic transfer of Excess Shares shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are transferred, Shares Beneficially Owned by any Person who caused the Event to occur shall be automatically transferred before any Shares not so held are automatically transferred. If similarly situated Persons exist, the automatic transfer shall be pro rata. If any Person is required to transfer Shares pursuant to this subsection (c)(iii), such Person shall first transfer to the Excess Shares Trust Shares directly held by such Person before transferring Shares held constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. If such Person or Excluded Holder owns Shares constructively through one or more

Persons and the Shares held by such other Persons must be automatically transferred to the Excess Shares Trust, the automatic transfer of Shares by such other Persons shall be pro rata. However, if such Person owns Shares constructively through an Excluded Holder, the Excluded Holder shall not have to transfer its Shares and the automatic transfer shall be pro rata among the other Persons.

            (iv) If, at any time after the Adoption Date until the Restriction Termination Date, an Event occurs which would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then Shares Beneficially Owned by any Person (other than an Excluded Holder), as the case may be, shall be automatically transferred to the Excess Shares Trust to the extent necessary to eliminate such excess ownership. Such automatic transfer of Excess Shares shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are automatically transferred to the Excess Shares Trust, Shares Beneficially Owned by any Person (other than an Excluded Holder) who caused the Event to occur shall be automatically transferred before any Shares not so held are transferred. If similarly situated Persons exist, the automatic transfer shall be pro rata. If any Person is required to transfer Shares to the Excess Shares Trust pursuant to this subsection (c)(iv), such Person shall first automatically transfer Shares directly held by such Person before transferring Shares held constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. If any Person (other than an Excluded Holder) owns Shares constructively through one or more Persons and the Shares held by such other Persons must be automatically transferred to the Excess Shares Trust, the automatic transfer of Shares by such other Persons shall be pro rata. However, if such Person owns Shares constructively through an Excluded Holder, the Excluded Holder shall not have to transfer its Shares and the automatic transfer shall be pro rata among the other Persons.

            (v) If, notwithstanding the other provisions contained in this
Section 7, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer of Shares or any sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect Shareholder of the Trust which, if effective, would cause any Related Tenant Owner to Constructively Own Shares in excess of the Related Tenant Limit, then any Shares purportedly owned by such Related Tenant Owner which would cause such Related Tenant to Constructively Own Shares in excess of the Related Tenant Limit shall be automatically transferred to the Excess Shares Trust and be treated as Excess Shares as provided in this Section 7. Such designation and treatment as Excess Shares shall be effective as of the close of business on the business day prior to the date of the purported Transfer or event described in the preceding sentence. In determining which Shares are automatically transferred to the Excess Shares Trust, Shares owned directly or indirectly by any Person (other than an Excluded Holder) who caused the Related Tenant Event to occur shall be automatically transferred before any Shares not so held are transferred. If similarly situated Persons exist, the automatic transfer to the Excess Shares Trust shall be pro rata. If the Related Tenant Limit is still exceeded and the Related Tenant Event was not caused by the Related Tenant Owner in question, Shares owned directly or indirectly by such Related Tenant Owner (other than Shares owned directly or indirectly by an Excluded Holder) shall be automatically transferred to the

Excess Shares Trust until the Related Tenant Owner does not own Shares in excess of the Related Tenant Limit. If, after the automatic transfers described above in this subsection (c)(v), the Related Tenant Owner still owns Shares in excess of the Related Tenant Limit, Shares owned directly or indirectly by the Excluded Holders shall be automatically transferred pro rata until the Related Tenant Owner does not own Shares in excess of the Related Tenant Limit.

            (vi) If, at any time after the Adoption Date until the Restriction Termination Date, there is an event (a "Related Tenant Event") which would cause any Related Tenant Owner to Constructively Own Shares in excess of the Related Tenant Limit, then Shares which cause the Related Tenant Limit to be exceeded shall be automatically transferred to the Excess Shares Trust to the extent necessary to eliminate such excess ownership. Such automatic transfer of Excess Shares shall be effective as of the close of business on the business day prior to the date of the Related Tenant Event. In determining which Shares are automatically transferred to the Excess Shares Trust, Shares owned directly or indirectly by any Person (other than an Excluded Holder) who caused the Related Tenant Event to occur shall be automatically transferred before any Shares not so held are transferred. If similarly situated Persons exist, the automatic transfer to the Excess Shares Trust shall be pro rata. If the Related Tenant Limit is still exceeded and the Related Tenant Event was not caused by the Related Tenant Owner in question, Shares owned directly or indirectly by such Related Tenant Owner (other than Shares owned directly or indirectly by an Excluded Holder) shall be automatically transferred to the Excess Shares Trust until the Related Tenant Owner does not own Shares in excess of the Related Tenant Limit.

            (vii) If, notwithstanding the other provisions contained in this
Section 7, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer of Shares or any sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect Shareholder of the Trust which, if effective, would result in the disqualification of the Trust as a REIT by virtue of actual, Beneficial or Constructive Ownership of Shares, then any Shares being Transferred which would result in such disqualification shall be automatically transferred to the Excess Shares Trust and shall be treated as provided in this Article II. Such designation and treatment as Excess Shares shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

            (viii) If, at any time after the Adoption Date until the Restriction Termination Date, notwithstanding the other provisions contained in this Section 7, there is an event (a "Prohibited Owner Event") which would result in the disqualification of the Trust as a REIT by virtue of actual, Beneficial or Constructive Ownership of Shares, then Shares which result in the disqualification of the Trust shall be automatically transferred to the Excess Shares Trust to the extent necessary to avoid such disqualification. Such automatic transfer of Excess Shares shall be effective as of the close of business on the business day prior to the date of the Prohibited Owner Event. In determining which Shares are automatically transferred, Shares owned directly or indirectly by any Person (other than the Excluded Holder) who caused the Prohibited Owner Event to occur shall be automatically transferred before any Shares not so held are transferred. If similarly situated Persons exist, the automatic transfer to the Excess Shares Trust shall be pro rata. If the Trust is still disqualified, Shares owned directly or indirectly by Persons who did not cause the Prohibited Owner Event to occur (other than Shares owned directly or indirectly by an Excluded Holder) shall be chosen by random lot and automatically transferred to the Excess Shares Trust until the Trust is no longer disqualified as a REIT. If, after the automatic transfers described above in this subsection (c)(viii), the Trust is still disqualified as a REIT, Shares owned directly or indirectly by the Excluded Holders shall be automatically transferred to the Excess Shares Trust until the Trust is no longer disqualified as a REIT.

      (d) PREVENTION OF TRANSFER. If the Board or its designee shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of subsection (b) of this Section 7 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership (determined without reference to any rules of attribution) of any Shares in violation of subsection (b) of this Section 7, the Board or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subsection (b) of this
Section 7 shall automatically result in the designation and treatment described in subsection (c) of this Section 7, irrespective of any action (or non-action) by the Board.

      (e) NOTICE TO TRUST. Any Person who acquires or attempts to acquire Shares in violation of subsection (b) of this Section 7, or any Person who is a transferee such that Excess Shares result under subsection (c) of this Section 7, shall immediately give written notice or, with respect to a proposed or attempted Transfer, give at least 30 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

      (f) INFORMATION FOR TRUST. From the Adoption Date until the Restriction Termination Date:

            (i) Every Beneficial Owner of more than 5% (or such other percentage, between 1/2 of 1% and 5%, as provided in the income tax regulations promulgated under the REIT Provisions of the Code) of the number or value of outstanding Shares of the Trust shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned and a description of how such Shares are held; and each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT; and

            (ii) Each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board deems reasonably necessary to comply with the RE1T Provisions of the Code, to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

      (g) OTHER ACTION BY BOARD. Subject to subsection (b) of this Section 7, nothing contained in this Section 7 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT; provided, however, that no provision of this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the NYSE.

      (h) Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Section 7, including any definition contained in subsection (a) of this Section 7, the Board shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it.

      (i) INCREASE OR DECREASE IN OWNERSHIP LIMIT. Subject to the limitations provided in subsection (j) of this Section 7, the Board may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law which would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

      (j)   LIMITATIONS ON CHANGES IN EXCLUDED HOLDER AND OWNERSHIP LIMITS.

            (i) Neither the Ownership Limit nor any Excluded Holder Limit may be increased (nor may any additional Excluded Holder Limit be created) if, after giving effect to such increase (or creation), five individual Beneficial Owners of Shares (including all of the then Excluded Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

            (ii) Prior to the modification of any Excluded Holder Limit or Ownership Limit pursuant to subsection (i) of this Section 7, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

            (iii) No Ownership Limit may be increased to a percentage which is greater than 9.8%.

      (k) WAIVERS BY THE BOARD. The Board, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel to the effect that such exemption will not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code or otherwise adversely affect the Trust's ability to qualify as a RE1T or such other evidence as the Board deems necessary in its sole discretion, may exempt, on such conditions and terms as the Board deems necessary in its sole discretion, a Person from the Ownership Limit or the Excluded

Holder Limit, as the case may be, if the Board obtains such representations and undertakings from such Person as the Board may deem appropriate and such Person agrees that any violation or attempted violation shall result in, to the extent necessary, the automatic transfer of Shares held by such Person to the Excess Shares Trust in accordance with subsection (c) of this Section 7.

      (l) LEGEND. Each certificate for Shares shall bear substantially the following legend:

            The securities represented by this certificate are subject to restrictions on ownership and transfer for purposes of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to these Articles of Amendment and Restatement, (i) no Person may Beneficially or Constructively Own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of the Trust) of the number or value of the outstanding Shares of the Trust (unless such Person is an Excluded Holder, in which case the Excluded Holder Limit shall be applicable) and (ii) no Person may Beneficially or Constructively Own or Transfer Shares if such Ownership or Transfer would result in the Trust failing to qualify as a REIT. Any Person who attempts or proposes to Beneficially or Constructively Own Shares in excess of the above limitations or to Transfer Shares in violation thereof must notify the Trust in writing at least 30 days prior to such proposed or attempted Ownership or Transfer. In addition, Share ownership by and transfers of Shares to certain tenants of the Trust are subject to certain restrictions. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, shall be furnished to each Shareholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby shall be automatically transferred to the Excess Shares Trust which shall be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

      Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

      (m) SEVERABILITY. If any provision of this Section 7 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

      (n) TRANSFER OF EXCESS SHARES. Upon any purported Transfer which results in Excess Shares pursuant to subsection (c) of this Section 7, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of a special trust for the exclusive benefit of the Charitable Beneficiary or Charitable Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to subsection (c) of this Section 7. Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Record Transferee or Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in subsection (q) of this Section 7. The Excess Share Trustee shall be appointed by the Board and shall be a Person unaffiliated with the Trust and any Purported Record Transferee or Purported Beneficial Transferee. No Purported Record Transferee or Purported Beneficial Transferee shall benefit economically from ownership of any shares held in trust by the Excess Share Trustee, or have any rights to dividends or other distributions or possess any rights to vote or other rights attributable to the Shares held in the Excess Shares Trust.

      (o) DISTRIBUTIONS ON EXCESS SHARES. Any dividends or other distributions (whether taxable as a dividend, return of capital or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (i) the amount of any distribution made upon liquidation, dissolution or winding up or (ii) the price paid by the Purported Record Transferee for the Shares, or if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust. Any dividend or distribution paid to the Purported Record Transferee prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been automatically transferred to the Excess Shares Trust shall be repaid to the Excess Share Trust for the benefit of the Charitable Beneficiary.

      (p) VOTING OF EXCESS SHARES. The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. Any vote cast by a Purported Record Transferee prior to the discovery by the Trust that the Shares with respect to which the vote had been cast had been automatically transferred to the Excess Shares Trust may, subject to Maryland law, be rescinded as void by the Excess Share Trustee and recast in accordance with the desires of the Excess Share Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken an irrevocable trust action, then the Excess Share Trustee shall not have the authority to rescind and recast such vote.

      (q) RESTRICTIONS ON TRANSFER OF EXCESS SHARES; DESIGNATION OF BENEFICIARY.

            (i) Excess Shares shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of an interest in the Excess Shares Trust (representing the number of Excess Shares held by the Excess Shares Trust attributable to a purported Transfer or other event that resulted in the Excess Shares) if (i) the Excess Shares held in the Excess Shares Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price, as determined on a Share-by-Share basis, for designating such Beneficiary that reflects a price for such Excess Shares that exceeds (x) the price such Purported Beneficial Transferee paid for the shares in the Purported Transfer that resulted in the creation of Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Shares (through a gift, devise or other transaction), a price per share equal to the Market Price of such Shares on the date of the Purported Transfer that resulted in the Excess Shares. Upon such a transfer of an interest in the Excess Shares Trust, the Excess Shares Trust shall automatically terminate as to an equal number of Shares (depending upon the type and class of Shares that were originally automatically transferred to the Excess Shares Trust), and such Shares shall be transferred of record to the transferee of the interest in the Excess Shares

Trust if such Shares would not be automatically transferable to the Excess Shares Trust in the hand of such transferee. Prior to any transfer of any interest in the Excess Shares Trust, the Purported Record Transferee must give advance notice to the Trust in writing of the intended transfer, and the Trust must have waived in writing its purchase rights under subsection (t) of this
Section 7.

            (ii) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Excess Shares Trust that exceeds the amounts allowable under subsection (q)(i) of this Section 7, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Trust.

      (r) ACTING AS AGENT. If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

      (s) CALL BY TRUST ON EXCESS SHARES. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction which created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price of the Shares to which such Excess Shares relate on the date the Trust, or its designee, accepts such offer (the "Redemption Price"). The Trust shall have the right to accept such offer for a period of ninety days after the later of (A) the date of the Transfer which resulted in such Excess Shares and (B) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to subsection (e) of this Section 7 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of subsection (q) of this Section 7. Unless the Board determines that it is in the interests of the Trust to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board at any time up to but not later than five years after the date the Trust accepts the offer to purchase the Excess Shares. In no event shall the Trust have an obligation to pay interest to the Purported Record Transferee.

      (t) UNDERWRITTEN OFFERINGS. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering, provided that the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares, and provided, further, that the ownership of Shares by such underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code and would not otherwise result in the Trust failing to qualify as a REIT.

      SECTION 8. EXEMPTIONS FROM CERTAIN PROVISIONS OF MARYLAND LAW. [The provisions of Title 3, Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Special Voting Requirements" (Section 3-601 through and including Section 3-604), or any successor statute, shall not apply to any business combination between (i) the Trust and (ii) Mr.
O. Bruton Smith or any affiliate of Mr. O. Bruton Smith.][To be effective immediately, the foregoing provision should be adopted by board resolution rather than contained in the Declaration of Trust.] The provisions of Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Voting Rights of Certain Control Shares" (Section 3-701 through and including Section 3-709), or any successor statute, shall not apply to any Shares owned or acquired by Mr. O. Bruton Smith or any affiliate of Mr. Smith (but such provisions shall apply to any Shares acquired by such person after Mr. O. Bruton Smith or any affiliate of Mr. Smith no longer directly holds an equity interest in such person).

                           ARTICLE III SHAREHOLDERS

      SECTION 1.  MEETINGS.

      (a) There shall be an annual meeting of the Shareholders at such time and place, either within or without the State of Maryland, for the election of Trustees and for the transaction of any other proper business. The annual meeting of Shareholders shall be held upon reasonable notice and within a reasonable period following delivery of the annual report as shall be determined by or in the manner prescribed in the Bylaws. Special meetings of Shareholders may be called in the manner provided in the Bylaws. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

      (b) A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever any action is to be taken by the Shareholders, it shall, except as otherwise required by law or this Declaration of Trust or the Bylaws, be authorized by a majority of all of the votes cast at a meeting at which a quorum is present.

      SECTION 2. VOTING. At each meeting of the Shareholders, each Shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of Shares of the Trust owned by him or her on each matter on which the vote of the Shareholders is taken. In any election of Trustees in which more than one vacancy is to be filled, each Shareholder may vote the number of Shares of the Trust owned by him or her for each vacancy to be filled. There shall be no right of cumulative voting. Each outstanding Share shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except as otherwise provided by this Declaration of Trust or any articles supplementary.

      SECTION 3. DISTRIBUTIONS. The Board may from time to time authorize the payment to Shareholders of such dividends or distributions in cash, property or other assets of the Trust or in securities of the Trust or from any other source as the Board in its discretion shall determine. The Board shall endeavor to authorize the payment of such dividends and distributions as shall be necessary for the Trust to qualify as a REIT under the REIT Provisions of the Code (so long as such qualification, in the opinion of the Board, is in the best interests of the Shareholders); however, Shareholders shall have no right to any dividend or distribution unless and until authorized by the Board. The exercise of the powers and rights of the Board pursuant to this Section 3 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability with respect to the application thereof. Notwithstanding any other provision in this Declaration of Trust, no determination shall be made by the Board nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(aX2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

      SECTION 4. ANNUAL REPORT. The Trust shall prepare an annual report concerning its operations for the preceding fiscal year in the manner and within the time prescribed by Title 8.

      SECTION 5. NONLIABILITY AND INDEMNIFICATION. Shareholders shall not be personally or individually liable by reason of being a Shareholder in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Board and shall be under no obligation to the Trust or its creditors with respect to their Shares other than the obligation to pay to the Trust the full amount of the consideration for which the Shares were issued or to be issued. The Shareholders shall not be liable to assessment and the Board shall have no power to bind the Shareholders personally. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his or her being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; provided, however, that no such Shareholder shall be indemnified or reimbursed if such claim, obligation or liability is finally adjudged by a competent court of law to have arisen out of the Shareholder's bad faith, willful misconduct or gross negligence; and provided, further, that such Shareholder must give prompt notice as to any such claims or liabilities or suits and must take such action as will permit the Trust to conduct the defense thereof. The rights accruing to a Shareholder under this Section 6 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically herein provided; provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Shares, nor for any losses suffered by reason of changes in the market value of Shares or other securities of the

Trust. No amendment to this Declaration of Trust increasing or enlarging the liability of the Shareholders shall be made without the unanimous vote or written consent of all of the Shareholders.

      SECTION 6. NOTICE OF NONLIABILITY. The Board shall use every reasonable means to assure that all persons having dealings with the Trust shall be informed that the private property of the Shareholders and the Trustees shall not be subject to claims against and obligations of the Trust to any extent whatever. The Board shall cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that the Shareholders and the Trustees shall not be personally liable thereunder, and that all parties concerned shall look solely to the Trust property for the satisfaction of any claim thereunder, and appropriate reference shall be made to this Declaration of Trust. The omission of such a provision from any such agreement, undertaking or obligation, or the failure to use any other means of giving such notice, shall not, however, render the Shareholders or the Trustees personally liable or such agreement, undertaking or obligation invalid or unenforceable.

                            ARTICLE IV THE TRUSTEES

      SECTION 1. NUMBER, QUALIFICATION, COMPENSATION AND TERM. The Board shall be comprised of not less than three nor more than fifteen Trustees. The current number of Trustees is _________________, which may be changed from time to time pursuant to the Bylaws within the limits provided in the preceding sentence. Except for the initial terms of Class I and Class II Trustees, as set forth below, the term of office of each Trustee shall be three years and until the election and qualification of his or her successor. Trustees may succeed themselves in office. Trustees shall be individuals who are at least 21 years old and not under any legal disability. No Trustee shall be required to give bond, surety or securities to secure the performance of his or her duties or obligations hereunder. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. Whenever a vacancy among the Trustees shall occur, until such vacancy is filled as provided in Section 3, the Trustee or Trustees continuing in office, regardless of their number, shall have all of the powers granted to the Board and shall discharge all of the duties imposed on the Board by this Declaration of Trust. The Trustees shall receive such fees for their services and expenses as they shall deem reasonable and proper. After the Trust has registered Shares pursuant to Section 12(b) or Section 12(g) of the Exchange Act, a majority of the Trustees shall not be affiliates of the Trust or with any organization which is an affiliate of the Trust.

      The current Trustees shall be divided by the Board into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board. The current Class I Trustees shall serve until the annual meeting of Shareholders in 1999 and until the election and qualification of their successors. The current Class II Trustees shall serve until the annual meeting of Shareholders in 2000 and until the election and qualification of their successors. The current Class III Trustees shall serve until the annual meeting of Shareholders in 2001 and until the election and qualification of their successors. At the 1999, 2000 and 2001 annual meetings of Shareholders,

Class I Trustees, Class II Trustees and Class III Trustees, respectively, shall be elected for three-year terms. At each succeeding annual meeting of shareholders, beginning in 2002, successors to the class of Trustees whose term expires at that annual meeting shall be elected for a three-year term. If the authorized number of Trustees is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal as possible, and any additional Trustee of any class elected to fill a vacancy resulting from an increase in such class, subject to
Section 3, shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Trustees shorten the term of any incumbent Trustee. A majority of the entire Board shall constitute a quorum for the transaction of business. The name address and class of each of the initial Trustees is set forth below.

Name                 Class          Address
----                 -----          -------
0. Bruton Smith      III            5401 East Independence Boulevard
                                    Charlotte, North Carolina 28218

      SECTION 2. RESIGNATION, REMOVAL AND DEATH. A Trustee may resign at any time by giving written notice thereof to the Trust at the principal office of the Trust. The acceptance of a resignation shall not be necessary to make it effective. Subject to the rights of holders of one or more classes or series of Shares to elect or remove Trustees, a Trustee may be removed with or without cause by the Shareholders by the affirmative vote of two-thirds of all of the votes entitled to be cast in the election of Trustees. Upon the resignation or removal of any Trustee, he or she shall execute and deliver such documents and render such accounting as the remaining Trustee or Trustees shall reasonably require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his or her status as a Trustee shall immediately terminate at such incapacity or death, and his or her legal representatives shall perform the acts set forth in the preceding sentence.

      SECTION 3. VACANCIES. The resignation, removal, incompetency or death of any or all of the Trustees shall not terminate the Trust or affect its continuity. During a vacancy, the remaining Trustee or Trustees may exercise the powers of the Trustees hereunder. Whenever there shall be a vacancy or vacancies among the Trustees (including vacancies resulting from an increase in the number of Trustees) such vacancy or vacancies shall be filled (i) at a special meeting of Shareholders called for such purpose (which may be by written consent), (ii) by the Trustee or Trustees then in office or (iii) at the next annual meeting of Shareholders. Trustees elected at special meetings of Shareholders shall hold office for the remainder of the term of office for which such Trustee was elected. Trustees appointed by the remaining Trustee or Trustees to fill vacancies shall hold office until the next annual meeting of Shareholders.

      SECTION 4. SUCCESSOR TRUSTEES. The right, title and interest, if any, of the Trustees in and to the Trust property shall vest automatically in all persons who may hereafter become Trustees upon their due election and qualification without any further act, and thereupon they shall have the same rights, privileges, powers, duties and immunities as though named as Trustees in this Declaration of Trust. Appropriate written evidence of the election and qualification of successor

Trustees shall be filed with the records of the Trust and in such other offices or places as the Board may deem necessary, appropriate or desirable. Upon the resignation, removal or death of a Trustee, he or she (and upon his or her death, his or her estate) shall automatically cease to have any right, title or interest in or to any of the Trust property, and the right, title and interest of such Trustee, if any, in and to the Trust property shall vest automatically in the remaining Trustee or Trustees without any further act.

      SECTION 5. MEETINGS AND ACTION WITHOUT A MEETING. The Board may act with or without a meeting. Except as otherwise provided herein, any action of a majority of Trustees present at a duly convened meeting of the Board shall be conclusive and binding as an action of the Board. A quorum for meetings of the Board shall be a majority of all of the Trustees in office. Action may be taken without a meeting only by unanimous written consent of all of the Trustees in office which consent shall be filed with the minutes of the proceedings of the Board. Any action taken by the Board in accordance with the provisions of this
Section 5 shall be conclusive and binding on the Trust, the Trustees and the Shareholders, as an action of all of the Trustees, collectively, and of the Trust. Any deed, mortgage, evidence of indebtedness or other instrument, agreement or document of any character, whether similar or dissimilar, executed by one or more of the Trustees, when authorized at a meeting or by written consent without a meeting in accordance with the provisions of this Section 5, shall be valid and binding on the Trustees, the Trust and the Shareholders.

      SECTION 6. POWERS. Subject to any express limitations contained in the Declaration of Trust or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in the Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees under the general laws of the State of Maryland or any other applicable laws.

      The Board, without any action by the Shareholders, shall have and may exercise, on behalf of the Trust, without limitation, the power to terminate the status of the Trust as a real estate investment trust under the Code; to determine that compliance with any restriction or limitations on ownership and transfers of Shares set forth in Section 7 of Article II of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of Shares; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

      SECTION 7. RIGHT TO OWN SHARES. A Trustee may acquire, hold and dispose of Shares in the Trust for his or her individual account and may exercise all rights of a Shareholder to the same extent and in the same manner as if he or she were not a Trustee.

      SECTION 8. TRANSACTIONS WITH TRUST. Subject to the provisions of Section 5 of Article I, and to any restrictions in this Declaration of Trust or adopted by the Board in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of securities of the Trust) with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

      SECTION 9. PERSONS DEALING WITH TRUSTEES. No corporation, person, transfer agent or other party shall be required to examine or investigate the trusts, terms or conditions contained in this Declaration of Trust or otherwise applicable to the Trust, and every such corporation, person, transfer agent or other party may deal with Trust property and assets as if the Trustees were the sole and exclusive owners thereof free of all trusts; and no such corporation, person, transfer agent or other party dealing with the Trustees or with the Trust or Trust property and assets shall be required to see to the application of any money or property paid or delivered to any Trustee, or nominee, agent or representative of the Trust or the Trustees. A certificate executed by or on behalf of the Trustees or by any other duly authorized representative of the Trust, delivered to any person or party dealing with the Trust or Trust property and assets, or, if relating to real property, recorded in the deed records for the county or district in which such real property lies, certifying as to the identity and authority of the Trustees, agents, or representatives of the Trust for the time being, or as to any action of the Trustees or of the Trust, or of the Shareholders, or as to any other fact affecting or relating to the Trust or this Declaration of Trust, may be treated as conclusive evidence thereof by all persos dealing with the Trust. No provision of this Declaration of Trust shall diminish or affect the obligation of the Trustees and every other representative or agent of the Trust to deal fairly and act in good faith with respect to the Trust and the Shareholders insofar as the relationship and accounting among the parties to the Trust is concerned; but no third party dealing with the Trust or with any Trustee, agent or representative of the Trust shall be obliged or required to inquire into, investigate or be responsible for the discharge and performance of such obligation.

      SECTION 10. ADMINISTRATIVE POWERS. The Board shall have the power to pay the expenses of administration of the Trust, including all legal and other expenses in connection with the preparation and carrying out of the acquisition of properties and the issuance of Shares; and to employ such officers, experts, counsel, managers, salesmen, agents, workmen, clerks and other persons as they deem appropriate.

                      ARTICLE V TERMINATION AND DURATION

      SECTION 1. TERMINATION. Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the entire Board of Trustees, the Trust may be terminated at any meeting of the Shareholders called for such purpose, by the affirmative vote of not less than two-thirds of all of the votes entitled to be cast thereon. In connection with any termination of the Trust, the Board, upon receipt of such releases or indemnity as they deem necessary for their protection, may

      (a) Sell and convert into cash the property of the Trust and distribute the net proceeds among the Shareholders ratably; or

      (b) Convey the property of the Trust to one or more persons, entities, trusts or corporations for consideration consisting in whole or in part of cash, shares of stock or other property of any kind, and distribute the net proceeds among the Shareholders ratably, at valuations fixed by the Board, in cash or in kind, or partly in cash and partly in kind.

Upon termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title and interest of all Shareholders shall cease and be canceled and discharged.

      SECTION 2. ORGANIZATION AS A CORPORATION. If the Board deems it in the best interests of the Shareholders that the Trust be organized as a corporation under the laws of any state, the Board shall have full power to organize such corporation, under the laws of such state as it may consider appropriate, in the place and stead of the Trust without procuring the consent of any of the Shareholders, in which event the capital stock of such corporation shall be and remain the same as fixed under this Declaration of Trust and the Shareholders shall receive and accept stock in such corporation on the same basis as they hold Shares in the Trust.

      SECTION 3. MERGER, CONSOLIDATION OR SALE. The Board shall have the power to (i) merge the Trust into another entity, (ii) consolidate the Trust with one or more other entities into a new entity or (iii) sell or otherwise dispose of all or substantially all of the assets of the Trust; provided that such action shall have been approved, at a meeting of the Shareholders called for such purpose, by the affirmative vote of not less than two-thirds of all of the votes entitled to be cast thereon except where approval of the Shareholders is not required by Title 8 or would not be required by the Maryland General Corporation Law if the Trust were a Maryland corporation.

      SECTION 4. DURATION. Subject to possible earlier termination in accordance with the provisions of this Article V, the duration of the Trust shall be perpetual or, in any jurisdiction in which such duration is not permitted, then the Trust shall terminate on the latest date permitted by the law of such jurisdiction.

                             ARTICLE VI AMENDMENTS

      SECTION 1. AMENDMENT BY SHAREHOLDERS. Except as provided in Section 2 of this Article VI and in Section 1 of Articles III and V, this Declaration of Trust may be amended by the Shareholders only by the affirmative vote or written consent of at least a majority of the votes entitled to be cast thereon.

      SECTION 2. AMENDMENT BY TRUSTEES. The Trustees by a two-thirds vote may amend provisions of this Declaration of Trust from time to time without any action by the Shareholders to enable the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code or under Title 8.

                           ARTICLE VII MISCELLANEOUS

      SECTION 1. CONSTRUCTION. This Declaration of Trust shall be construed in such a manner as to give effect to the intent and purposes of the Trust and this Declaration of Trust. If any provisions hereof appear to be in conflict, more specific provisions shall control over general provisions. This Declaration of Trust shall govern all of the relationships among the Trustees and Shareholders of the Trust; and each provision hereof should be effective for all purposes and to all persons dealing with the Trust to the fullest extent possible under applicable law in each jurisdiction in which the Trust shall engage in business. In defining or interpreting the powers and duties of the Trust and the Trustees and officers of the Trust, reference may be made by the Trustees and officers, to the extent appropriate and not inconsistent with the Code, Title 8 and this Declaration of Trust, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

      SECTION 2. HEADINGS FOR REFERENCE ONLY. Headings preceding the text, articles, sections and subsections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction or effect of this Declaration of Trust.

      SECTION 3. APPLICABLE LAW. This Declaration of Trust has been executed with reference to, and its construction and interpretation shall be governed by, Maryland law, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to Maryland law.

      SECTION 4. CERTIFICATIONS. Any certificates signed by a Trustee or by any officer of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such persons, which certificate may certify to any matter relating to the affairs of the Trust, including, but not limited to, any of the following: a vacancy among the Trustees; the number and identity of Trustees; this Declaration of Trust and any amendments or supplements thereto, or any restated declaration of trust and any amendments or supplements thereto, or that there are no amendments to this Declaration of Trust or any restated declaration of trust; a copy of the Bylaws or any amendment thereto; the due authorization of the execution of any instrument or writing; the vote or action taken, and the existence of a quorum, at any meeting of the Board or a committee thereof or Shareholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust; a copy of any Bylaw adopted by the Shareholders or the identity of any officer elected by the Board; or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust. If this Declaration of Trust or any restated declaration of trust is filed or recorded in any recording office other than the State Department of Assessments and Taxation of Maryland, anyone dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively on any certificate of the kind described above which is signed by a person who is a Trustee or officer of the Trust.

      SECTION 5. SEVERABILITY. If any provision of this Declaration of Trust shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration of Trust and this Declaration of Trust shall be carried out, if possible, as if such invalid or unenforceable provision were not contained herein.

      SECTION 6. BYLAWS. The Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board by a majority vote of the Trustees, subject to repeal or change by action of the Shareholders of the Trust entitled to vote thereon.

      SECTION 7. RECORDING. This Declaration of Trust shall be filed in the manner prescribed for real estate investment trusts under Maryland law and may also be filed or recorded in such other places as the Board deems appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than in the State Department of Assessments and Taxation of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment or supplement hereto.

           ARTICLE VIII LIMITATION OF LIABILITY AND INDEMNIFICATION

      SECTION 1. LIMITATION OF LIABILITY OF TRUSTEES, OFFICERS AND EMPLOYEES. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of Trustees, officers, employees or agents of a real estate investment trust, no Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of Trustees, officers, employees or agents of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the Trustee, officer, employee or agent actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee, officer, employee or agent is entered in a proceeding based on a finding in the proceeding that the Trustee's, officer's, employee's or agent's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of the action adjudicated in the proceeding.

      SECTION 2. INDEMNIFICATION OF TRUSTEES, OFFICERS AND EMPLOYEES. The Trust shall have the power to obligate itself to indemnify each Trustee, officer, employee and agent, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that he or she was a Trustee, officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and to pay or reimburse reasonable expenses, as such expenses are incurred, of each Trustee, officer, employee or agent in connection with any such proceedings.

      SECTION 3. INSURANCE. Notwithstanding any other provisions of this Declaration of Trust, the Trust, for purposes of providing indemnification for its Trustees, officers, employees and agents, shall have the authority, without specific Shareholder approval, to enter into insurance or other arrangements, with persons or entities which are regularly engaged in the business of providing insurance coverage, to indemnify all Trustees, officers, employees and agents of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees, officers, employees or agents of the Trust, whether or not the Trust would otherwise have the power under this Declaration of Trust or under Maryland law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may (subject to any limitations on the Trust's power to indemnify under Maryland law), for the benefit of persons indemnified by it, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Board as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether Trustees participating and approving such insurance or other arrangement shall be beneficiaries thereof.

      IN WITNESS WHEREOF, the Trust has caused this Declaration of Trust to be signed in its name and on its behalf as of the date first written above, by its President who acknowledges the Articles of Amendment and Restatement to be the trust act of the Trust, and as to all matters of fact required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

                                           MAR MAR REALTY TRUST


                                           By: ________________________________
                                                 Benjamin F. Bracy
                                                 President

ATTEST:


___________________________________
Secretary


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